Exhibit 10.30

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement (“Amendment”) is made and entered into as of May 3, 2013 (the “Effective Date”) by and between Coach, Inc., a Maryland corporation (the “Company”) and Michael Tucci (the “Executive”) for the purpose of amending the employment agreement by and between the Company and the Executive dated as of November 8, 2005, as amended August 5, 2008, December 23, 2008, and May 7, 2012 (the “Employment Agreement”).

WHEREAS, upon the terms and conditions set forth herein, the parties hereto desire to modify certain terms of the Employment Agreement as hereinafter provided; and

WHEREAS, the Employment Agreement requires that either the Company or Executive give at least 180 days written notice of non-extension of the Employment Agreement (the “Extension Notice”); and

WHEREAS, the Employment Agreement also provides that the Executive may resign his employment without Good Reason upon 180 days written notice to the Company (the “Resignation Notice”);

WHEREAS, the Company and the Executive agree that it is in the best interest of the Company and the Executive to reduce both the Extension Notice and the Resignation Notice (together, the “Notices”) from 180 days to 30 days; and

WHEREAS, the Human Resources Committee of the Board of Directors of the Company has approved the amendment of the Employment Agreement to reduce the Notices from 180 days to 30 days.

NOW, THEREFORE, in consideration of the foregoing recitals, and in consideration of the mutual promises and covenants set forth below, the Company and the Executive hereby agree as follows:

1.          Amendment to Section 2. The third sentence of Section 2 of the Employment Agreement is hereby amended to read as follows:

The Initial Term shall automatically be extended for successive one-year periods (each, an "Extension Term") unless either party hereto gives written notice of non-extension to the other no later than 30 days prior to the scheduled expiration of the Initial Term or the then applicable Extension Term (the Initial Term and any Extension Term shall be collectively referred to hereunder as the "Term").

2.          Amendment to Section 6. Section 6(a)(vi) of the Employment Agreement entitled “Resignation without Good Reason” is hereby amended to read as follows:

The Executive may resign his employment without Good Reason upon 30 days written notice to the Company.

3.          Except as otherwise specifically provided in this Amendment, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMPANY

/s/ Todd Kahn

By:	Todd Kahn

Its:	Executive Vice President and General Counsel

EXECUTIVE

/s/ Michael Tucci
Michael Tucci